Exhibit 32.02

STRAIGHT PATH COMMUNICATIONS INC.

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act Of 2002)

In connection with the Annual Report of Straight Path Communications Inc. (the “Company”) on Form 10-K for fiscal 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Jonathan Rand, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 29, 2013

/s/ Jonathan Rand
Jonathan Rand
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Straight Path Communications Inc. and will be retained by Straight Path Communications Inc. and furnished to the Securities and Exchange Commission or its staff upon request.